UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

VERITEQ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200
DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On May 30, 2014, VeriTeQ Corporation (the “Company”) entered into a first amendment agreement (the “Amendment Agreement”) relating to the Securities Purchase Agreement, dated November 13, 2013, among the Company and a group of investors (the “Existing Securities Purchase Agreement”). Also on May 30, 2014, the Company entered into a new securities purchase agreement (the “New Purchase Agreement”) and senior convertible notes with two institutional and accredited investors (the “Investors”). Pursuant to the terms of the New Purchase Agreement, the Company issued and sold to the Investors senior secured convertible notes in the aggregate original principal amount of $300,000 (the “New Notes”). No new warrants are being issued in connection with the New Purchase Agreement. As a result of the issuance of the New Notes, the warrants and notes issued on November 13, 2013 will, pursuant to their terms, have material adjustments as described below.

The Amendment Agreement

The Company and certain investors (including the Investors) (the “Buyers”) are parties to the Existing Securities Purchase Agreement, pursuant to which the Company sold, and the Buyers purchased, certain senior secured convertible notes (the “Old Notes”). In connection with the Existing Securities Purchase Agreement, the Company issued certain warrants (the “Old Warrants”). The Amendment Agreement (i) permits the issuance of the New Notes and the transactions contemplated by the New Purchase Agreement; (ii) waives certain provisions of the Existing Securities Purchase Agreement with respect to the issuance of such New Notes; and (iii) makes certain amendments to the Old Notes.

The New Purchase Agreement

The New Purchase Agreement provides, among other things, that (i) the Company will not enter into a variable rate transaction at any time while the New Notes are outstanding; and (ii) for so long as any New Notes remain outstanding, the Company shall not, in any manner, enter into or effect any dilutive issuance (as defined in the New Notes) if the effect of such dilutive issuance is to cause the Company to be required to issue upon conversion of any New Notes any shares of common stock in excess of that number of shares of common stock which the Company may issue upon conversion of the New Notes without breaching the Company’s obligations under the rules or regulations of the OTCQB market.

Description of the New Notes

The New Notes will mature on the first anniversary of the closing. No interest shall accrue on the New Notes unless there is an event of default (as defined in the New Notes), in which case interest on the New Notes shall commence accruing daily at a rate of eighteen percent (18%) per annum.

The New Notes may be converted into the Company's common stock, at the option of the holder, at any time following issuance, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price of the Notes is $0.20 (the “Conversion Price”), subject to adjustment as provided in the New Notes. Accordingly, the New Notes, subject to future adjustment, may be converted into an aggregate of 1,500,000 shares. If and whenever after the closing the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The New Notes contain certain covenants and restrictions, including, among others, that, for so long as the New Notes are outstanding, the Company will not incur certain types of indebtedness, permit liens on its properties (other than permitted liens under the New Notes), make dividends or transfer certain assets. Events of default under the New Notes include, among others, failure to pay principal or interest on the New Notes or comply with certain covenants under the New Notes.

If there is an event of default, a holder of the New Notes may require us to redeem all or any portion of the New Notes (including all accrued and unpaid interest and all interest that would have accrued through the maturity date), in cash, at a price equal to the greater of:

(i) the product of (A) the number of shares issuable upon conversion of the amount being redeemed multiplied by 125% of the amount being redeemed, for defaults not relating to a bankruptcy, or 100% of the amount being redeemed if the default relates to a bankruptcy, and

(ii) the product of (X) the conversion rate of the number of shares issuable upon conversion multiplied by (Y) the product of (1) 125% by (2) the highest closing sale price of our common stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.

Impact on Existing Securities of the Company

As a result of the issuance of the New Notes at a conversion price less than the conversion price of the Old Notes, the conversion price of the Old Notes is automatically reduced to match the conversion price of the New Notes, which is $0.20. Similarly, each of the Old Warrants will automatically adjust as follows: (i) the exercise price will decrease to match the conversion price of the New Notes, which is $0.20, and (ii) the number of shares will increase by 14.2 times, which is the ratio of the old exercise price of $2.84 over the new exercise price of $0.20. Accordingly, subject to future adjustment, the number of shares of common stock that may be purchased by exercising the Old Warrants is,  in the aggregate, 41,811,105 shares, and, subject to future adjustment, the number of shares of common stock that may be acquired by converting the Old Notes is, in the aggregate, 9,083,335 shares.

The foregoing descriptions of the Amendment Agreement, New Purchase Agreement and the New Notes are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The forms of Old Notes and Old Warrants, restated for the changes described herein, are attached as Exhibits 10.4 and 10.5, respectively, and are incorporated by reference..

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The New Notes were offered sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment Agreement
10.2	Form of New Purchase Agreement
10.3	Form of New Note
10.4	Form of Old Note
10.5	Form of Old Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: June 3, 2014	/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Amendment Agreement
10.2	Form of New Purchase Agreement
10.3	Form of New Note
10.4	Form of Old Note
10.5	Form of Old Warrant